UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 6, 2017

REGALWOOD GLOBAL ENERGY LTD.

(Exact name of registrant as specified in its charter)

Cayman Islands	001-38310	N/A
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

1001 Pennsylvania Avenue NW Suite 220 South Washington, D.C.	20004
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (202) 729-5626

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On November 30, 2017, the Registration Statement on Form S-1 (File No. 333-220771) (the “Registration Statement”) relating to the initial public offering (the “IPO”) of Regalwood Global Energy Ltd. (the “Company”) was declared effective by the Securities and Exchange Commission. On December 5, 2017, the Company consummated the IPO of 30,000,000 units (the “Units”), each Unit consisting of Class A ordinary share, $0.0001 par value per share (“Class A Ordinary Shares”), and one-third of one warrant (“Public Warrant”), each whole Public Warrant entitling the holder thereof to purchase one Class A Ordinary Share at an exercise price of $11.50 per share. The Units were sold at an offering price of $10.00 per Unit, generating gross proceeds of $300,000,000. In connection with the IPO, the Company entered into the following agreements:

•	an Underwriting Agreement, dated November 30, 2017, between the Company and Citigroup Global Markets Inc. and J.P. Morgan Securities LLC, which contains customary representations and warranties and indemnification of the underwriters by the Company and is attached as Exhibit 1.1 hereto; and

•	a Private Placements Warrants Purchase Agreement, dated November 30, 2017, between the Company and CIEP Sponsor Ltd., which is attached as Exhibit 10.1 hereto.

Item 7.01. Regulation FD Disclosure.

On November 30, 2017, the Company issued a press release announcing the pricing of the IPO, a copy of which is included as Exhibit 99.1 hereto.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

1.1	Underwriting Agreement between the Company, Citigroup Global Markets Inc. and J.P. Morgan Securities LLC

10.1	Private Placement Warrants Purchase Agreement between the Company and CIEP Sponsor Ltd.

99.1	Press Release Announcing Pricing of IPO

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 6, 2017

REGALWOOD GLOBAL ENERGY LTD.

By:	/s/ Kevin R. Gasque
	Name:	Kevin R. Gasque
	Title:	Chief Financial Officer, Secretary and Treasurer

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